                                                                   EXHIBIT 10.23

                                                           Power Sales Agreement
                                              UGIDC Sales to UGI Utilities, Inc.
                                                              Market-Based Rates


         This POWER SALES AGREEMENT ("Agreement"), is made and entered into as of November 30, 2001, by and between UGI Utilities, Inc., a Pennsylvania corporation having offices at 400 Stewart Road, P.O. Box 3200, Wilkes-Barre, PA 19706-1495, hereinafter referred to as "UGI" or "Buyer", and UGI Development Company, a Pennsylvania Company having its principal business at 390 Route 11, P.O. Box 224, Hunlock Creek, PA 19621-0224, hereinafter referred to as "UGIDC" or "Seller", (individually, the "Party" and collectively, the "Parties". The definitions set forth in the Definitional Annex apply to this Agreement).

         WHEREAS, the Parties entered into a Power Sales Agreement dated July 1, 2001, which based market prices for capacity credits on a market indicator that subsequently ceased to operate; and

         WHEREAS, the Parties now wish to provide for alternative pricing mechanisms for capacity credits and to supercede the Agreement of July 1, 2001.

         NOW, THEREFORE, in consideration of the premises, terms and conditions contained herein, and intending to be legally bound hereby, the Parties agree as follows:

                                    ARTICLE 1
                       SALE OF CAPACITY CREDITS AND ENERGY

1.1 Purchase and Sale. Beginning on the Effective Date, UGIDC hereby agrees to sell to UGI, and UGI agrees to purchase from UGIDC, an amount of Net Electric Energy and Capacity equal to the sum total of UGIDC's entitlement to Net Electric Energy and Capacity available from the Facilities (and UGIDC's 1.11% ownership of the Conemaugh generator.)

1.2 Release From Other Obligations. Other than the purchase and sales set forth in this Article 1 of this Agreement, UGI is not obligated to purchase from UGIDC nor is UGIDC required to sell to UGI any other quantity of Power at any time.

                                    ARTICLE 2
                                     PRICES

2.1 Capacity Credits. For each Unforced Capacity Credit purchased from UGIDC's entitlement, UGI shall pay UGIDC market rates based on the average monthly clearing price in the PJM capacity market or an equivalent indicator of monthly capacity prices in the event that the PJM market ceases to reflect general market conditions.

2.2 Energy. UGI shall pay UGIDC the product of the PJM Day Ahead (D/A) scheduled energy times the market rate for 7 day/24 hour energy forecasted for a twelve month period for base loaded units and hourly energy output from the CT at the associated PJM hourly LMP.



                                       1
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                                                           Power Sales Agreement
                                              UGIDC Sales to UGI Utilities, Inc.
                                                              Market-Based Rates

                                    ARTICLE 3
                   DELIVERY POINTS AND RELIABILITY GUIDELINES

3.1 Delivery Points. UGIDC shall deliver the Power to the UGI points of interconnection with UGIDC which are the station transformers for each generator. UGI shall be responsible for network transmission under the PJM Open Access Transmission Tariff and related agreements.

3.2 Reliability Guidelines. Each Party agrees to adhere to accepted Good Utility Operating Practice and specifically adhere to the applicable operating police is, criteria and/or guidelines of the North America Electric Reliability Council ("NERC") and any regional or subregional requirements.


3.3 Scheduling. The delivery of Power under this Agreement shall be Scheduled by UGI in accordance with the guidelines established by the PJM Office of Interconnection.

3.4 Title Transfer. Title to, possession of, and risk of loss of Power Scheduled and received hereunder shall transfer from UGIDC to UGI at the Delivery Points. UGIDC warrants that at the time of delivery UGIDC shall have good title to the Power sold and delivered hereunder and the right to sell such Power to UGI.


                                    ARTICLE 4
                                TERM OF AGREEMENT

4.1 Commencement. This Agreement shall commence on December 1, 2001 ("The Effective Date").

4.2 Termination. This Agreement shall terminate on the earlier of the date when UGIDC is no longer entitled to Net Electric Energy and Capacity from the facilities, the mutual agreement of the Parties to terminate, or December 31, 2011. UGIDC shall have no obligation to UGI to continue to provide any service hereunder following that date. Following expiration of this Agreement UGI shall not be obligated to continue purchases from UGIDC under this Agreement or to continue to compensate UGIDC in any manner other than for amounts owed for sales and services rendered under this Agreement.

                                    ARTICLE 5
                               BILLING AND PAYMENT

5.1 Statements. UGI shall render to UGIDC for each calendar month during the term of this Agreement a statement or statements setting forth the total quantity of Power purchased


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                                                           Power Sales Agreement
                                              UGIDC Sales to UGI Utilities, Inc.
                                                              Market-Based Rates

         under this Agreement during the preceding month and the amounts due to UGIDC from UGI under this Agreement.

5.2 Billing and Payments. UGI shall submit Statements monthly with payment within ten (10) days following the last day of the month in which sales under this Agreement were made. Payments shall be made by crediting UGIDC revenue accounts. Payments shall be deemed to have been made on the date that UGIDC's revenue account is credited. Except as provided in Section 5.3, if UGI fails to submit a statement and pay all of the amount of any statement when that amount is due, UGI shall pay UGIDC a late charge on the unpaid balance that shall accrue on each calendar day from the date at the Interest Rate. Disputed bills shall be handled as stated below.

5.3 Billing Disputes. In the event that UGIDC disputes any portion of any bill or payment, UGIDC shall submit a detailed written explanation of the basis for the dispute to UGI. The Parties shall use their best efforts to attempt to resolve such disputes on a timely basis. Upon determination of the correct billing amount the adjusted bill shall be paid promptly after such determination with interest at the Interest Rate accrued in accordance with Section 5.2 and computed from the date payment is received to the date adjustment is made. If the Parties are unable to resolve the dispute, either Party may exercise its available administrative or legal remedies, including those set forth in Section
         5.6 below.

5.4 Audit. Each Party or any third Party representative of a Party has the right at its sole expense and during normal working hours, to examine the records of the other Party to the extent reasonably necessary to verify the accuracy of any statement, charge or computation made pursuant to the provisions of this Agreement. If any such examination reveals any inaccuracy in any statement, the necessary adjustments in such statement and the payments thereof shall be made prior to the lapse of two years from the rendition of such statement, and provided further that the rights set forth in the first sentence of Section 5.4 will serve until two years after termination of this Agreement.

5.5 Records. Each Party shall keep such records as may be necessary to Afford the other a clear history of all deliveries of capacity credits and energy under this Agreement. Records shall be maintained for a period necessary to comply with Section 5.4 and shall be made available as necessary to verify the accuracy of statements submitted under this Agreement.

5.6 Dispute Resolution. (a) In the event of a dispute between the Parties arising under this Agreement, the Parties will work together in good faith to resolve the dispute. If the Parties are unable to resolve such dispute between themselves within five days after written notification by one Party to the other of the existence of such dispute, they shall immediately refer such matter to their internal upper management for resolution. If the management of the Parties is unable to resolve the dispute within ten (10) days after the matter is brought to their level for review, either Party may bring a claim or suit in accordance with the provisions of Section 12.4. Each Party shall pay its own attorney's fees and expense, except that if the prevailing Party is required to initiate proceedings to


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                                                           Power Sales Agreement
                                              UGIDC Sales to UGI Utilities, Inc.
                                                              Market-Based Rates

         enforce the award or confirm judgment, the prevailing Party shall be entitled to recover its costs and attorneys' fees associated with such action.

         (b) Notwithstanding the dispute procedure provided in Section 5.6, the Parties have no obligation to use such dispute resolution process where the dispute involves confidentiality or the infringement of intellectual property rights. In the event of a breach of confidentiality or a claim if infringement under this Agreement, the Party seeking redress shall have the right to bring a claim or suit in accordance with Section 12.6 immediately.

                                    ARTICLE 6
                               LIQUIDATED DAMAGES

6.1 Scheduling. Scheduling of Power under this Agreement shall be subject to Section 3.3. Unless otherwise agreed to, UGIDC and UGI shall be responsible for any transmission and ancillary services relating to the transmission of Power, in the case of UGIDC, to the Delivery Points, and in the case of UGI, at and from the Delivery Points.

6.2 In the event UGIDC fails to deliver the Power, where such failure was not excused by Force Majeure or by UGI's failure to perform, UGIDC shall pay UGI (on the date payment would otherwise be due under this Agreement) an amount for each MWhr of such deficiency equal to the positive difference, if any between: (i) the price at which UGI is able to purchase or otherwise receive such deficiency quantity of Power acting in a commercially responsible manner (adjusted to reflect differences in transmission costs, if any) and (ii) the Contract Price; provided, however, in no event shall such amounts include any penalties, ratcheted demand or similar charges.

6.3 In the event UGI fails to Schedule and to receive the Power, where such failure was not excused by Forced Majeure or by UGIDC's failure to perform, UGI shall pay UGIDC (on the date payment would otherwise have be due under this Agreement) an amount for each MWhr of such deficiency equal to the positive difference, if any, between: (i) the Contract Price and (ii) the price at which UGIDC is able to sell or otherwise dispose of such deficiency quantity of power acting in a commercially reasonable manner (adjusted to reflect differences in transmission cost, if any); provided, however, in no event shall such amounts include penalties, ratcheted demand so similar charges.

6.4 Both Parties hereby stipulate that the payment obligations set forth above are reasonable in light of the anticipated harm and the difficulty of estimation or calculation of actual damages and each Party hereby waives the right to contest such payments as an unreasonable penalty. In the event either Party fails to pay such amounts in accordance with this Article when due, the aggrieved Party shall have the right to: (i) suspend performance until such amounts plus interest at the Interest Rate have been paid, and/or (ii) exercise any remedy available at law or in equity to enforce payments of such amount plus interest at the Interest Rate. The remedy set forth herein shall be the sole and


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                                                           Power Sales Agreement
                                              UGIDC Sales to UGI Utilities, Inc.
                                                              Market-Based Rates

         exclusive remedy of the aggrieved Party for the failure of the other Party to sell or purchase Power hereunder and all other damages and remedies are hereby waived.

6.5 As an alternative to the foregoing damages provisions, if the Parties mutually agree in writing, the non performing Party may Schedule deliveries and receipts, as the case may be, pursuant to such terms as the Parties agree in order to discharge some or all of the obligation to pay damages. In the absence of such agreement, the damages provisions of this Article apply.


                                    ARTICLE 7
                                 INDEMNIFICATION

7.1 UGIDC's Indemnification of UGI. UGIDC hereby agrees to indemnify, defend and hold harmless UGI, its agents, servants and Affiliates and the respective officers, directors, employees and representatives (collectively, "UGI's Indemnities") of each, from and against any and all losses, claims, damages or liabilities (including reasonable attorneys' fees actually incurred including, without limitation, penalties or fines imposed by government authorities) arising out of the fraud, negligence, or willful misconduct of UGIDC relating to Power delivered under this Agreement until such Power has been delivered to UGI at the Delivery Points including, without limitation, the loss of/or claims for loss or damage to property, except to the extent caused by the fraud, negligence or the willful misconduct of UGI's Indemnities and provided that UGIDC shall be promptly notified in writing of any such claim or suit brought against any such UGI Indemnity. The foregoing notwithstanding, UGI's obligations under this Agreement towards any UGI Indemnity are conditioned upon such UGI Indemnity providing such cooperation as UGI may reasonably request in connection with its defense or settlement of the claim or suit against such UGI Indemnity.

7.2 UGI's Indemnification of UGIDC. UGI hereby agrees to indemnify, defend and hold harmless UGIDC, its agents, servants and Affiliates and the respective officers, directors and employees and representatives (collectively, "UGI's Indemnities") of each, from and against any and all losses, claims, damages or liabilities to third parties (including reasonable attorneys' fees actually incurred including, without limitation, penalties or fines imposed by government authorities) arising out of the fraud, negligence, or willful misconduct of UGI relating to Power delivered under this Agreement after such Power has been delivered to UGI at and from the Delivery Points including, without limitation, the loss of/or claims for loss or damage to property, except to the extent caused by the fraud, negligence or the willful misconduct of UGIDC's Indemnities and provided that UGI shall be promptly notified in writing of any such claim or suit brought against any such UGIDC Indemnity. The foregoing notwithstanding, UGI's obligations under this Agreement towards any UGIDC Indemnity are conditioned upon such UGIDC Indemnity providing such cooperation as UGI may reasonably request in connection with its defense or settlement of the claim or suit against such UGIDC Indemnity.

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                                                           Power Sales Agreement
                                              UGIDC Sales to UGI Utilities, Inc.
                                                              Market-Based Rates

                                    ARTICLE 8
                            ASSIGNMENT AND SUCCESSION

8.1 Assignment and Succession. Neither Party shall assign the Agreement or its rights hereunder without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed. Upon any assignment made in compliance with this Section, this Agreement shall inure to and be binding upon the successors and permitted assigns of the assigning Party. Notwithstanding the foregoing, either Party may, without the need for consent from the other Party (and as long as such Party remains fully liable hereunder),
         (a) transfer, pledge, or assign this Agreement as security for any financing with financial institutions; or (b) transfer or assign this Agreement to an Affiliate of such Party. Nothing in this Section shall preclude any party from transferring or assigning this Agreement to any person or entity succeeding to all or substantially all of the assets of such Party; provided, however, that any such assignee shall agree to be bound by the terms and conditions hereof pursuant to an agreement satisfactory to the non-assigning Party and that all the persons obligated to fulfill the assigning Party's obligations under the Agreement after the assignment shall have substantially equivalent financial capability to that of all other persons obligated to fulfill the assigning Party's obligations under the Agreement before the assignment. References to any Party named herein shall include such Party's successors and permitted assigns.

                                    ARTICLE 9
                    LIMITATION OF LIABILITY AND FORCE MAJEURE

9.1 Force Majeure. In the event either Party is rendered unable, by an event of Force Majeure, to carry out wholly or in part its obligations under this Agreement and such Party gives notice and full particulars of such event of Force Majeure to the other Party as soon as practicable after the occurrence of the event of Force Majeure pursuant to this Agreement, other than obligation to make payments then due or becoming due hereunder, shall be suspended from the inception and throughout the period of continuance of any such inability so caused, but for no longer period, and such event of Force Majeure shall, so far as and as soon as practicable, be remedied by application of Good Utility Operating Practice; provided however, that no provision of this Agreement shall be interpreted to require UGIDC to deliver, or UGI to receive, Power at points other than the Delivery Point(s) or to require UGI to accept or UGIDC to make delivery of any remaining amount of Power under this Agreement following resolution of the Force Majeure

9.2 Limitation of Liability. FOR BREACH OF ANY PROVISION FOR WHICH AN EXPRESS REMEDY OR, EASURE OF DAMAGES IS PROVIDED IN THIS


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                                                           Power Sales Agreement
                                              UGIDC Sales to UGI Utilities, Inc.
                                                              Market-Based Rates

         AGREEMENT, THE LIABILITY OF THE DEFAULTING PARTY SHALL BE LIMITED AS SET FORTH IN SUCH PROVISION, AND ALL OTHER DAMAGES OR REMEDIES HEREBY ARE WAIVED. IF NO REMEDY OR MEASURE OF DAMAGES IS EXPRESSLY PROVIDED, THE LIABILITY OF THE DEFAULTING PARTY SHALL BE LIMITED TO DIRECT DAMAGES ONLY AND ALL OTHER DAMAGES AND REMEDIES ARE WAIVED. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR CONSEQUENTIAL, INCIDENTAL, PUNITIVE, EXEMPLARY OR INDIRECT DAMAGES IN TORT, FOR CONTRACT OR OTHERWISE.

                                   ARTICLE 10
                                      TAXES

10.1 Allocation of and Indemnify for Taxes. The Contract Price paid hereunder includes full reimbursement for taxes and UGIDC is liable for and shall pay or cause to be paid, or reimburse UGI if UGI shall have paid, all Taxes applicable to the Power sold hereunder prior to the Delivery Point(s) ("UGIDC's Taxes"). In the event UGI is required to remit any of UGIDC's Taxes, the amount thereof shall be deducted from any sums becoming due to UGIDC hereunder. UGIDC shall indemnify, defend and hold UGI harmless from any liability for all UGIDC's Taxes. The Contract Price does not include reimbursement for and UGI is liable for and shall pay, cause to be paid or reimburse UGIDC if UGIDC shall have paid, all Taxes applicable for the Power sold hereunder at and after the Delivery Point(s) ("UGI's Taxes). UGI shall indemnify, defend and hold UGIDC harmless from and liability for all UGI's Taxes.

10.2 Automatic Tax Adjustment. Only if agreed to by the Parties, and adjustment for tax changes shall apply, as appropriate, to the Contract Prices as billed under this Agreement. In such case, the Contract Prices will be adjusted, as required, by including an automatic pass-through of increases in federal, state, or local taxes, including new environmental taxes, or tax rates applicable to the Power, based on actual tax expense incurred by UGIDC.

10.3 Cooperation. Both Parties shall use reasonable efforts to administer this Agreement and implement the provisions in accordance with their intent to minimize Taxes.


                                   ARTICLE 11
                      DEFAULT, SECURITY AND RESPONSIBILITY

11.1 Default, Security and Responsibility Events. Except as otherwise provided in Article 7, in the event either Party ("Defaulting Party")
         (i) makes and assignment or any general arrangement for the benefit of creditors; (ii) defaults in payment or performance of any obligation to the other Party under this Agreement provided that such default in payment or performance shall be deemed a default under this Article of not cured within five (5)


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                                                           Power Sales Agreement
                                              UGIDC Sales to UGI Utilities, Inc.
                                                              Market-Based Rates

         Business Days following written notice by the non-defaulting Party of such default in payment or performance; (iii) files a petition or otherwise commences, authorizes, or acquiesces in commencement of a proceeding or cause under bankruptcy or similar law for the protection of creditors or have such petition filed or proceedings commenced against it; (iv) otherwise becomes bankrupt or insolvent (however evidenced); or (v) fails to give adequate security for or assurance of its ability to perform its further obligation under this Agreement within seventy-two (72) hours of a reasonable request by the other Party, then the non-defaulting Party upon written notice has the right to withhold or suspend deliveries or receipts or terminate this Agreement pursuant to Section 11.2. Subsections (i) - (v) above shall each be considered an "Event of Default."

11.2     Early Termination
         (a) If an Event of Default occurs with respect to a Party at any time during the term of this Agreement, the other Party (the "Notifying Party") may (i) upon written notice to the other Party, which notice shall be given no later that sixty (60) days after the discovery of the occurrence of the Event of Default, terminate this Agreement as of a date determined by the Notifying Party ("Early Termination Date"); (ii) withhold any payment due under this Agreement; and/or (iii) suspend performance under this Agreement; provided, however, upon the occurrence of any Event of Default listed in clause (i), (iii), or (iv) of Section 11.1, this Agreement shall automatically terminate, without notice, and without any other action by either Party as if an Early Termination Date had been declared immediately prior to such event. If an Early Termination Date has been designated or deemed to occur, the Notifying Party shall in good faith calculate its damages resulting from the termination of this Agreement (the "Termination Payment") as set forth below.

         (b) When the Notifying Party is UGIDC, the Termination Payment will be the positive difference, if any, between (i) the payments (discounted to the Early Termination Date at a rate per annum equal to the average yield to maturity of United States treasury obligations having comparable maturity dates) that UGIDC would have received under this Agreement at the agreed to quantity (ies) and price(s) had the Agreement not been terminate; and (ii) the payments (discounted in the same manner as set forth above), for the remaining term, as either quoted by a bona fide third party offer or which are reasonably expected to be available in the market under replacement contract for this Agreement.

         (c) When the Notifying Party is UGI, the termination Payment will be the positive difference, if any, between (i) the payments (discounted to the Early Termination Date at a rate per annum equal to the average yield to maturity of United States treasury obligations having comparable maturity dates) that UGI would make under replacement contract (with the same quantities and substantially similar terms and conditions) for the remaining term of this Agreement, as either quoted by a bona fide third party offer or which are reasonably expected to be available in the market; and (ii) the payments (discounted in the same manner as set forth above) that UGI would pay under the


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                                                           Power Sales Agreement
                                              UGIDC Sales to UGI Utilities, Inc.
                                                              Market-Based Rates

         Agreement for its remaining term at the agreed to quantity(ies) and price(s) had the Agreement not been terminated.

         (d) To ascertain the market prices of a replacement contract, the Notifying Party may consider, among other valuations, quotation from leading dealers in electric purchase and sale contracts for Power and other bona fide third party offers, all adjusted for the length of the remaining term and differences in transmission costs, if any.

         (e) The Notifying Party shall give the Defaulting Party written notice of the amount of the Termination Payment, along with a statement detailing the calculation of such amount. The defaulting Party shall pay the Termination Payment to the Notifying Party immediately upon receipt of such notice. At the time for payment of any amount due under this Section, each Party shall pay to the other Party all additional amounts payable by it pursuant to this Agreement, but all such amount shall be netted and aggregated with any Termination Payment payable hereunder. Any Party failing to make payment when due hereunder shall pay interest in the overdue balance from the due date at the Interest Rate.

                                   ARTICLE 12
                                  MISCELLANEOUS

12.1 Regulatory. It is understood by he Parties that this Agreement and performance hereunder is subject to all present and future valid and applicable laws, orders, statutes, and regulations of courts or regulatory bodies (state or federal) having jurisdiction over UGI, UGIDC, or this Agreement.

12.2 Authorizations. The Parties hereto represent that they have (or will have upon the Effective Date of this Agreement) all appropriate authorizations necessary or proper to consummate and carry out their obligations under this Agreement.

12.3 Notices. Any notice, request, demand, statement, or payment provided for in this Agreement shall be confirmed in writing, unless otherwise noted, and shall be made as specified below; provided, however, that notices of interruption and communications to Transmitting Utility
         (ies) may be provided verbally effective immediately and, upon request, confirmed in writing. A notice sent by facsimile transmission shall be deemed received by the close of the Business Day on which such notice was transmitted or such earlier time as confirmed by the receiving Party and notice by overnight mail or courier shall be deemed to have been received two (2) Business Days after it was sent or such earlier time as is confirmed by the receiving Party unless it confirms a prior verbal communication in which case any such notice shall be deemed received on the day sent. Notices shall be addressed tot he Parties as follows or to such other address as UGI or UGIDC shall from time to time designate by letter properly addressed:

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                                                           Power Sales Agreement
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
         UGI Utilities, Inc.:
         NOTICES & CORRESPONDENCE                    INVOICES

         UGI Utilities, Inc. - Electric Division     UGI Utilities, Inc. - Electric Division
         400 Stewart Road                            400 Stewart Road
         P.O. Box 3200                               P.O. Box 3200
         Wilkes-Barre, PA   19706-1495               Wilkes-Barre, PA   19706-1495
         Attn:  Manager - Power Supply               Attn:  Controller - Electric Division
         FAX:  (570) 830-1190                        FAX:  (570) 830-1190

         UGI Development Company
         NOTICES & CORRESPONDENCE                    PAYMENTS

         UGI Development Company                     UGI Development Company
         390 Route 11                                390 Route 11
         PO Box 224                                  PO Box 224
         Hunlock Creek, PA  18621-0224               Hunlock Creek, PA  18621-0224
         Attn: Manager of Power                      Attn: Accounting

12.4 Entirety. This Agreement and any Exhibits hereto constitute the entire agreement between the Parties and supersedes any and all prior or contemporaneous agreements (including, without limitation, the Power Sales Agreement dated July 1, 2001) and understandings between the Parties related to the subject matter hereof and may not be modified, amended, or terminated except in writing signed by each of the Parties hereto. In addition, there are no other prior or contemporaneous agreements or representations affecting the same subject matter other than those herein expressed. Except for those matters which, in accordance with this Agreement, may be resolved by the Parties and documented electronically, it is further agreed that no amendment, modification or change herein shall be enforceable, except as specifically provided for in this Agreement, unless produced in writing and executed by both Parties.

12.5 Governing Law and Venue. If any proceeding or action on or respecting this Agreement is brought by one of the Parties against the other Party including any counterclaims and cross claims asserted in any such proceeding or action, this Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to Conflict of Law principles. Venue shall be either at the FERC or the courts of the Commonwealth of Pennsylvania. Any such proceeding shall be brought in the Courts of the Commonwealth of Pennsylvania, except to the extent that the FERC has exclusive jurisdiction over the subject matter of the proceeding.

12.6 Confidentiality. Neither Party shall disclose the terms of this Agreement to any third party absent the express written permission of the other Party except where (1) necessary


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         to comply with any applicable law, order, regulation or exchange rule;
         provided, however, that each Party shall notify the other party promptly upon receipt of any request to it in any proceeding that could result in an order requiring such disclosure and the Party subject to such request shall use reasonable efforts to prevent or limit the disclosure; or (2) necessary to effectuate transmission of electricity subject to this Agreement. However, nothing herein shall prevent either Party from disclosing simple price and volume terms to a third party solely for the purpose of it being used in conjunction with other similar information for establishing electric price indices by a qualified independent entity provided that such information cannot be used to identify the Parties to this Agreement. The Parties shall be entitled to all remedies available at law or in equity to enforce, or seek relief in connection with, these confidentiality obligations; provided, however, that all monetary damages shall be limited to actual direct damages and a breach of this section shall not give rise to the right to suspend or terminate this Agreement.

12.7 Non-Waiver. No waiver by either Party hereto of any one or more defaults by the other in the performance of any of the provisions of this Agreement shall be construed as a waiver of any other defaults whether of a like or different nature.

12.8 Severability. Except as otherwise stated herein, any provision, article or section of this Agreement that is declared or rendered unlawful by a court of law or regulatory agency with jurisdiction over the Parties, or deemed unlawful because of statutory change, will not otherwise affect the lawfulness, enforceability and applicability of the remaining provisions, articles or sections of this Agreement, nor shall it affect the obligations that arise under this Agreement.

12.9 Headings. The heading used for the Articles herein are for convenience and reference purposes only and shall in no way affect the meaning or interpretation of the provisions of this Agreement.

                  IN WITNESS WHEREOF, the Parties hereto have executed this Agreement in duplicate originals to be effective as of the day and year first written above.

    UGI Utilities, Inc.                                  UGI Development Company

    By:                                                  By:

    Name:                                                Name:

    Title:                                               Title:


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
                                                           Power Sales Agreement
                                              UGIDC Sales to UGI Utilities, Inc.
                                                              Market-Based Rates

                               DEFINITIONAL ANNEX

         All references to Articles, Sections, Exhibits and Annexes are to those set forth in or appended to this Agreement. Reference to any document means such document as amended from time to time and reference to any party includes any permitted successor or assignee thereof. The following definitions and any terms defined internally in this Agreement shall apply to this Agreement and all notices and communications made pursuant to this Agreement.

         In addition to terms defined elsewhere in this Agreement, the following definitions shall apply hereunder:

         "Affiliate" means with respect to any person, any other person (other than an individual) that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such person. For purposes of the foregoing definition, "control" means the direct or indirect ownership of more than five percent (5%) of the outstanding capital stock or other equity interests having ordinary voting power.

         "Capacity Credits" shall have the same meaning as set forth in Section
2.1 of Schedule 11 to the Operating Agreement of the PJM Interconnection, L.L.C.

         "Capacity Resource" shall have the same meaning as under the Reliability Assurance Agreement.

         "Contract Price" means the agreed price for the purchase and sale of Power under this Agreement.

         "Control Area" means an electric system or combination or electric systems to which a common automatic generation control scheme is applied in accordance with Good Utility operating Practices to:

         (1) match, at all times, the power output of the generators within the electric system(s) and Power purchased from entities outside the electric system(s), with the load within the electric system(s);

         (2) maintain scheduled interchange with other Control Areas;

         (3) maintain the frequency of the electric system(s) within reasonable limits; and

         (4) provide sufficient generating capacity to maintain spinning and operating reserves.

         "Facilities" means a 44 MW General Electric LM - 6000 combustion turbine electric generation facility ("Hunlock"), a 48 MW coal fired steam electric generation facility ("Hunlock 3") and a coal fired steam electric generation facility located in Indiana, Pennsylvania ("Conemaugh").

         "FERC" means the Federal Energy Regulatory Commission or any successor agency.

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
                                                           Power Sales Agreement
                                              UGIDC Sales to UGI Utilities, Inc.
                                                              Market-Based Rates

         "Force Majeure" means any cause which the Party claiming Force Majeure (the "Claiming Party"), was unable, in the exercise of due diligence and Good Utility Operating Practice, to avoid, did not intend, and which is beyond the control, and without fault or negligence, of the Claiming Party or the Claiming Party's Power Resources, and which renders the Claiming Party or Claiming Party's Power Resources unable to carry out wholly or in part its obligation under this Agreement. Force Majeure includes, but is not restricted to: flood; earthquake; geohydrolic subsidence; tornado; storm; fire; civil disturbance or disobedience; labor dispute; labor or material shortage; sabotage; action or restraint by court order or public or governmental authority (so long as the Claiming Party has not applied for or assisted in the application for, and has opposed where and tot he extent reasonable, such government action); and reductions or interruptions in services which, in a Claiming Party's reasonable judgment, or in the reasonable judgment of Claiming Party's Power Resources, are necessary to protect generating or transmission facilities or the reliability of transmission facilities; including the integrity, safety, reliability or operation of any interconnected electric grid system; and government action that results in the price at which Power may be made available under this Agreement being fixed or established by any government authority at a level that results in a price that may be charged under this Agreement that (i) in the case of UGIDC, is lower that the Contract Price and (ii) in the case of UGI, is higher than the Contract Price; provided, however, that such government action does not include the imposition of any Taxes. Nothing contained herein shall be constructed to require a Claiming Party to settle any strike or labor dispute.

         "Good Utility Operating Practice" means the practices, methods and acts engaged in or approved by a significant portion of the electric power industry during the relevant time period, or the practices, methods and acts which, in the exercise of reasonable judgment in light of the facts known at the time the decision was made, could have been expected to accomplish the desired result consistent with reliability, safety, expedition, the requirements of governmental agencies having jurisdiction and, if appropriate or relevant under the Transaction in question, at the lowest reasonable cost; such term is not intended to be limited to the optimum practice, method or act to the exclusion of all others, but rather to constitute a spectrum of acceptable practices, methods or acts.

         "Interest Rate" means the prime rate of interest published by Mellon Bank of Philadelphia or any successor thereto plus two hundred basis points as in effect from time to time; provided, however, that the Interest Rate shall not exceed the maximum rate permitted by applicable law.

         "Power" means electric capacity credits or energy or any combination thereof. Energy delivered as a component of power shall be of the type commonly know as three-phase sixty-cycle alternating current. Use of either a reservation charge and associated energy charge or an as-delivered energy charge is for economic and operational convenience, and does not change the nature of the Power sold under this Agreement.

         "Power Resources" means the sources of Power with which UGIDC has made arrangements in order to provide Power under this Agreement.

                                                           Power Sales Agreement
                                              UGIDC Sales to UGI Utilities, Inc.
                                                              Market-Based Rates

         "PJM" means the Pennsylvania-New Jersey-Maryland Interconnection,
L.L.C..

         "Quantity" means the amount of Power to be contracted for under this Agreement.

         "Regulatory Approvals" means, for any Transaction, all applicable state and federal regulatory authorizations, consents, or approvals required under this Agreement.

         "Reliability Assurance Agreement" means the Reliability Assurance Agreement Among Load Serving Entities in the PJM Control Area as amended and revised from time-to-time.

         "Schedule" or "Scheduling" means communicating with and confirming with all Transmitting Utilities as well as between UGI and UGIDC that a particular amount of Power is to be delivered or received and providing all such information and satisfying all such requirements as may be necessary to cause such Parties to recognize and confirm the delivery or receipt of the Power. All scheduling of services with Transmitting Utility(ies) and Control Area(s) shall be accomplished in compliance with the scheduling rules of those Transmitting Utility(ies) and Control Area(s) . Between UGIDC and UGI, scheduling shall be accomplished no later than sixty (60) minutes before the start of the intended power flow or as per other rules as UGI and UGIDC may jointly agree from time to time.

         "Taxes" means all ad valorem, property, occupation, utility, gross receipts, sales use, excise, and other taxes or governmental charges, licenses, permits, and assessments, other than taxes based on net income or net worth.

         "Transmitting Utility" means the utility or utilities and their respective Control Areas transmitting Power from Power Resources to the Delivery Point(s) as part of this Agreement.

         "UGIDC Zone" shall mean UGI Development Company transmission zone as described in and established by the PJM Open Access Agreement.

         "1935 Interconnection Agreement" shall mean the interconnection agreement as supplemented and amended from time to time which covered the interconnection and the coordinated operations of the electric systems of UGIDC and UGI within the PJM.



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